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                                                                EXHIBIT 99.2

Pursuant to Rule 438 of the Securities Act of 1933, I, General John M. Shalikashvili hereby consent to being named as a nominee for Director in the Registration Statement on Form S-1 being filed by Plug Power Inc. on or about October 21, 1999, and any amendments thereto.



                                        By: /s/ John M. Shalikashvili
                                           ---------------------------------
                                           General John M. Shalikashvili

Date: October 25, 1999